EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SunPower Corporation (the “Company”) on Form 10-Q for the period ended October 3, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Thomas H. Werner and Dennis V. Arriola certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

(1)                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

  Dated: November 12, 2010

/S/ THOMAS H. WERNER
Thomas H. Werner
President and Chief Executive Officer
(Principal Executive Officer)

/S/ DENNIS V. ARRIOLA
Dennis V. Arriola
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure statement.